Exhibit 99.1
For more information:
Jennifer Straumins, 317-328-5660
jennifer.straumins@calumetspecialty.com
FOR IMMEDIATE RELEASE
Calumet Specialty Products Partners, L.P. Announces Public Offering of Common Units
     Indianapolis, IN (September 7, 2011) – Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet”) announced today the commencement, subject to market conditions, of an underwritten public offering of 11,000,000 common units. Calumet also intends to grant the underwriters the option to purchase up to 1,650,000 additional common units.
     Calumet intends to use the net proceeds from this common units offering, including a proportionate capital contribution from its general partner, to fund a portion of the purchase price and related expenses of Calumet’s previously announced acquisition of the Superior, Wisconsin refinery and associated operating assets and inventories and related businesses from Murphy Oil Corporation (the “Superior Acquisition”). The Superior Acquisition is expected to close by the end of the third quarter, assuming all conditions to closing the Superior Acquisition have been satisfied.
     The closing of this common units offering is not conditioned on, nor is it a condition to, the closing of the Superior Acquisition. If the Superior Acquisition does not close or if the underwriters’ option to purchase additional common units is exercised after the Superior Acquisition closes, then Calumet intends to use the net proceeds from this common units offering, and any proceeds from the exercise of the underwriters’ option to purchase additional common units, for general partnership purposes, including working capital, capital expenditures and acquisitions.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.
     Barclays Capital Inc., BofA Merrill Lynch, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and Oppenheimer & Co. are acting as co-managers for the offering. A copy of the prospectus and related preliminary prospectus supplement associated with this offering may be obtained from the underwriters as follows:

Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
E-mail: Barclaysprospectus@broadridge.com
Telephone: 1-888-603-5847
BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
dg.prospectus_requests@baml.com
Deutsche Bank Securities Inc.
Attention: Prospectus Department
100 Plaza One, Jersey City, New Jersey 07311
E-mail: prospectus.cpdg@db.com
Telephone: (800) 503-4611
J.P. Morgan Securities LLC
via Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Toll Free: (866) 803-9204
     Calumet is a master limited partnership and is a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents, and waxes used in consumer, industrial, and automotive products. Calumet also produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has five plants located in northwest Louisiana, western Pennsylvania, and southern Texas, and a terminal located in Burnham, Illinois.
     This press release includes statements regarding this common units offering that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in Calumet’s Annual Report on Form 10-K and other reports filed by Calumet from time to time with the Securities and Exchange Commission. Calumet undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.